Exhibit 95

Mine Safety Disclosures

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires companies to disclose in their periodic reports information about the coal and other mines at which they are an operator. The operations of the Company at coal and other mines in the U.S. are inspected by the Mine Safety and Health Administration (“MSHA”) on an ongoing basis.

In evaluating the information regarding mine safety and health, investors should take into account the fact that the Federal Mine Safety and Health Act (the “Mine Act”) has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without fault. If, in the opinion of an MSHA inspector, a condition that violates the Mine Act or regulations promulgated pursuant to it exists, then a citation or order will be issued regardless of whether the operator had any knowledge of, or fault in, the existence of that condition. Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation or order often depends on the opinions or experience of the MSHA inspector.

Whenever MSHA believes that a violation of the Mine Act, any health or safety standard, or any regulation has occurred, it may issue a citation or order which describes the violation and fixes a time within which the operator must abate the violation. In some situations, such as when MSHA believes that conditions pose a hazard to miners, MSHA may issue an order requiring cessation of operations, or removal of miners from the area of the mine, affected by the condition until the hazards are corrected.

Citations and orders can be contested before the Federal Mine Safety and Health Review Commission (the “Commission”), and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. These cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA.

The table that follows reflects citations, orders, violations and proposed assessments issued to the Company by MSHA during the quarter ended January 31, 2014 and all pending legal actions as of January 31, 2014. Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Hycroft								No	No
Swift Creek Outside Lake City, Florida								No	No
Mosaic – Hookers Prairie								No	No
Boron Operations								No	No
CR Briggs								No	No
Barrick Gold, Turguoise Ridge								No	No
ISP Minerals								No	No
Gold Corp Marigold Mine								No	No
Barrick Ruby Hill								No	No
Barrick Golden Sunlight								No	No
Barrick/ Kinross Round Mountain Gold								No	No

Newmont, Buffalo Valley	No	No
Nevada Copper	No	No
Barrick Cortez	No	No
FMI Sierrita Mine, AZ	No	No
Jim Walters	No	No
Nyrstar Young	No	No
Nyrstar Gordonsville	No	No
Drummond	No	No
Carmeuse	No	No
Morgan Worldwide	No	No
Carmeuse	No	No
Lafarge NA	No	No
Lafarge	No	No
Lhoist NA	No	No
Mingo Logan	No	No
US Gypsum	No	No
Sweetwater	No	No
Libson Vallet	No	No
Twenty Mile Coal	No	No
Barrick Goldstrike	No	No
URS Morenci	No	No
Freeport-McMoRan Sierrita	No	No
Cyprus Tohono Corp.	No	No
Sun Valley Plant	No	No
CML Metals	No	No
FMI Bagdad	No	No
FMI Morenci	No	No
FMI Miami	No	No
Twin Buttes	No	No
FMI – Tyrone	No	No
Newmont-Carlin	No	No
Silver Bell Mining	No	No
Allied NV Hycroft	No	No
Imerys Plant #1	No	No
PCS Phosphates	No	No
Noranda Alumina	No	No
Agnico Eagle-West Pequop	No	No
Allied NV Gold-Hycroft Mine	No	No
Allied NV – Hasbrook	No	No
AMEC-Sullivan Ranch	No	No
American Lithium Minerals-	No	No
Asacro-Chilito	No	No
Asarc-Mission	No	No
Asarco-Ray	No	No
Asarco-Silver Bell	No	No
Barrick Arturo (Dee)	No	No
Barrick Bald. Mt.	No	No
Barrick Cortez	No	No
Barrick EXP Surf & UG	No	No

Barrick Turquoise Ridge Surf/UG		No	No
Barrick-Goldstrike		No	No
Barrick-Goldstrike UG		No	No
Barrick-Ruby Hill		No	No
BH Minerals-		No	No
BHP-Pinto Valley		No	No
Canamex Resources-Bruner		No	No
Cayden Resources US Inc-Quartz MT.		No	No
Centerra-Ren		No	No
Coeur Rochester-Rochester		No	No
Comstock-		No	No
Cooper One-		No	No
Dynasty Gold		No	No
Evolving Gold Corp.		No	No
Freeport McMoRan-Bagdad		No	No
Freeport McMoRan-Christmas Mine		No	No
Freeport McMoRan- Chino		No	No
Freeport McMoRan-Dragoon		No	No
Freeport McMoRan-Miami		No	No
Freeport McMoRan-Morenci		No	No
Freeport McMoRan-Safford		No	No
Freeport McMoRan-Sierrita		No	No
Freeport McMoRan-Twin Buttes		No	No
Fronteer Development– Long Cany.		No	No
Gold Acquisition Corp.		No	No
Gold Reef-Rim Rock		No	No
Gold Standard Ventures-Railroad		No	No
Golden Predator-		No	No
Golden Vertex – Moss Mine		No	No
Grammercy Facility	$585.00	No	No	1

Great Basin Gold-Ivanhoe/Hollister		No	No
Gryphon Gold-Borealis		No	No
Harvest Gold-Rosebud		No	No
Hayden Concentrator	$316.00	No	No	2
JR Simplot – Soda Springs		No	No
Kennecott UT Copper- Bingham		No	No
KGHM International, Ltd. (Formerly Quadra) Mining-Robinson	$2934.00	No	No	3
Klondex-Fire Creek		No	No
Marigold		No	No
Meridian Gold-		No	No
Metallic Ventures-Converse		No	No
Metallic Ventures-Gold Field		No	No
Mettalic Ventures-Gemfield		No	No
Midway-Pancake		No	No
Mineral Ridge		No	No
Minerals Technology		No	No
Miranda Gold		No	No
Montezuma-Red Canyon		No	No
Musgrove Mineral		No	No
Nevada Copper-Pumpkin		No	No
Newmont-Carlin		No	No
Newmont Exploration		No	No
Newmont Genex		No	No
Newmont Leeville		No	No
Newmont-Lonetree		No	No
Newmont McCoy Cove		No	No
Newmont-Midas Surf / UG		No	No
Newmont Phoenix		No	No
Newmont Twin-Creeks		No	No
Northgate Minerals		No	No
Oracle Ridge Mining		No	No
Paramount Gold and Silver		No	No
Paris Hills Agricom		No	No
Pilot Gold		No	No
Premier Gold Mines-		No	No

Quaterra Resources-	No	No
Regal Resources – Camp Verde	No	No
Renaissance Gold – Spruce MT	No	No
Rio Tinto-Resolution	No	No
Romarco Minerals-Haile Gold Mine	No	No
Round Mt. Gold	No	No
Rye Patch Gold	No	No
Snowstorm LLC	No	No
Solitario Exp-Mt. Hamilton	No	No
Talon Gold-N. Bullfrog	No	No
Tatmar Ventures	No	No
TGC Holdings	No	No
Thompson Creek Mining	No	No
Trio Gold	No	No
US Gold-	No	No
Victoria Res.	No	No
Vista NV	No	No
Western Pacific Resources	No	No
WPC Resources	No	No
WK Mining	No	No
Yukon NV Gold – Surface	No	No
Heritage Coal	No	No
Carmeuse Lime	No	No
Hilltop Basic Resources	No	No
Hilltop Basic Resources	No	No
Noranda Alumin S. Flourocarbon	No	No
Noranda Alumina East Flourocarbon	No	No
Carmeuse	No	No
Carmeuse	No	No
Imery’s	No	No

A citations, orders and assessments reflected above are those initially issued or proposed by MSHA. They do not reflect subsequent changes in the level of severity of a citation or order or the value of an assessment that may occur as a result of proceedings conducted in accordance with MSHA rules and regulations.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. As of January 31, 2014, the Company has a total of 0 matters pending before the Commission. All of these matters concern contests of citations or orders issued under section 104 of the Mine Act, along with the contests of the proposed penalties for each of these. During the quarter ended January 31, 2014, 0 actions were instituted before the Commission and 5 matters were resolved.